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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                  TENDER LOVING CARE HEALTH CARE SERVICES, INC.



         TENDER LOVING CARE HEALTH CARE SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is TENDER LOVING CARE HEALTH CARE SERVICES, INC. (the "CORPORATION"). The date of filing its original Certificate of Incorporation with the Secretary of State was February 26, 1999.

         2. This Amended and Restated Certificate of Incorporation amends and restates in its entirety the original Certificate of Incorporation.

         First: The name of the Corporation is:

         TENDER LOVING CARE HEALTH CARE SERVICES, INC.

         Second: The registered office of the Corporation is located at 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware, 19805-1297. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

         Third: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         Fourth: The total number of shares of stock that the Corporation shall have authority to issue 50,000,000 shares of Common Stock, par value $.01 per share ("COMMON


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STOCK"), and 5,000,000 shares of Preferred Stock, par value [$1.00] per share
(the "PREFERRED STOCK").

         The designations, powers, preferences and rights, and the qualifications and restrictions, of the Common Stock and the Preferred Stock are as follows:

         (a) Except as otherwise required by statute, as set forth in a resolution or resolutions of the Board of Directors as hereinafter provided, or as otherwise provided herein, the holders of shares of Common Stock of the Corporation shall (i) possess the exclusive right to vote for the election of directors and for all other corporate purposes, and (ii) vote together without regard to class. Except as otherwise required by the General Corporation Law of Delaware or as otherwise provided herein, each share of Common Stock shall have identical powers, preferences and rights, including rights in liquidation and to dividends and distributions. With respect to any proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation that would increase or decrease the number of authorized shares of Common Stock, increase or decrease the par value of the shares of Common Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of the Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the class adversely affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock voting together without regard to class as hereinabove provided.


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         (b) A holder of the Common Stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

         (c) The Preferred Stock of the Corporation shall be issued in whole or in part, in series or otherwise, and the designations, powers, preferences, qualifications, limitations or restrictions thereof, of the various classes or series including such provisions as may be desired for the redemption of shares of stock and/or the conversion of shares of stock into or exchanged for shares of any other series or class of stock, and the time or times, price or prices, rates of exchange, adjustments, and other conditions of such redemption, conversion, and/or exchange, shall be designated from time to time by resolution or resolutions duly adopted by the Board of Directors.

         Fifth: (a) The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  1. The number of directors of the Corporation shall be fixed as provided in the By-Laws. The directors shall be divided into three classes, each class to contain as near as possible to one-third (1/3) of the whole number of directors of the Board of Directors so fixed in the By-Laws, and, except as otherwise provided by statute, in the case of any increase in the number of directors fixed as provided in the By-Laws, such increase shall be apportioned among the classes of directors so as to maintain each class as near as possible to one-third of the whole number


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         of directors as so increased. The initial term of office for members of the first class shall expire at the annual meeting of stockholders next following; the initial term for members of the second class shall expire at the annual meeting of stockholders one year thereafter; and the initial term for members of the third class shall expire at the annual meeting of stockholders two years thereafter. At the expiration of the initial term, and of each succeeding term of each class, the directors of each class shall be elected to serve for a term of three years. The By-Laws may contain any provision regarding classification not inconsistent with the terms hereof.

                  2. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  3. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the



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         holders of at least 80% of the voting power of all of the shares of the
         Corporation entitled to vote for the election of directors.

                  4. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article FIFTH (a).

         (b) The Board of Directors shall have power, without the assent or vote of the stockholders:

                  1. To make, alter, amend, change, add to or repeal the By-Laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                  2. To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

         (c) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the



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Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         (d) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors, upon not less than 10 nor more than 60 days written notice. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with this Article FIFTH (d).

         (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall



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invalidate any prior act of the directors which would have been valid if such
By-law had not been made.

         Sixth: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         Seventh: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         Eighth: (a) 1. In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided in section (b) of this Article EIGHTH:

                           a. any merger or consolidation of the Corporation or
                  any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                           b. any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder



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                  of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

                           c. the issuance or transfer by the Corporation or any
                  Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                           d. the adoption of any plan or proposal for the
                  liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                           e. any reclassification of securities (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of (i) at least 80% of the then outstanding shares of Common Stock of the Corporation entitled to vote generally in the election of directors voting together as a single class; and
(ii) at least 66% of the then outstanding shares of each series of



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Preferred Stock then issued and outstanding, each such series of Preferred Stock voting separately and having one vote for each share of Preferred Stock issued and outstanding. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         2. The Term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph 1 of this Section (a).

         (b) The provisions of Section (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Amended and Restated Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

         (c) For the purposes of this Article EIGHTH:

                  1. A "person" shall mean any individual, firm, corporation or other entity.

                  2. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                           a. is the beneficial owner, directly or indirectly,
                  of more than 10% of the voting power of the outstanding Voting Stock; or

                           b. is an Affiliate of the Corporation and at any time
                  within the two-year period immediately prior to the date in question was the



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                  beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                           c. is an assignee of or has otherwise succeeded to
                  any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         3.       A person shall be a "beneficial owner" of any Voting Stock:

                           a. which such person or any of its Affiliates or
                  Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                           b. which such person or any of its Affiliates or
                  Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                           c. which are beneficially owned, directly or
                  indirectly, by any person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.



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         4. For the purposes of determining whether a person is an Interested
Stockholder pursuant to paragraph 2 of this Section (c), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section (c) but shall not include any of the shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         5. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

         6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this Section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         7. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

         8. "Fair Market Value" means:



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                           a. In the case of stock, the highest closing sale
                  price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the Nasdaq Market or the OTC Bulletin Board or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and

                           b. In the case of property other than cash or stock,
                  the fair market value of such property on the date in question as determined by the Board in good faith.

         9. "Voting Stock" means stock of any class or series entitled to vote generally in the election of directors.

         (d) The directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry:

                  1. whether a person is an Interested Stockholder;



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                  2. the number of shares of Voting Stock beneficially owned by any person;

                  3. whether a person is an Affiliate or Associate of another;

                  4. whether the assets which are the subject of any Business Combination have, or to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

         (e) Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         (f) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-Laws), the affirmative vote of the holders of 80% or more of the then outstanding shares of each class entitled to vote under Section
(a) hereof, voting separately, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH of this Amended and Restated Certificate of Incorporation.

         Ninth: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph 7 of Subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware as the same may be amended or supplemented.


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         Tenth: In furtherance and not in limitation of the powers conferred by law or in this Amended and Restated Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person (as defined in Article EIGHTH of this Amended and Restated Certificate of Incorporation) to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change of control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

         Eleventh: The name and mailing address of the incorporator is Edward B. McNicholas, Staff Builders, Inc., 1983 Marcus Avenue, Lake Success, New York, 11042.


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         This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.




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         IN WITNESS WHEREOF, said Tender Loving Care Health Services, Inc. has caused this Certificate to be signed by Dale R. Clift, its President, and attested by [______________], its Secretary, this [___] day of [________], 1999.

                                                TENDER LOVING CARE HEALTH CARE
                                                SERVICES, INC.



                                                By:
                                                   ----------------------------
                                                   Dale R. Clift, President

ATTEST:



By:
    -------------------------------
    [             ], Secretary
     -------------



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